UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2012

CLEAN WIND ENERGY TOWER, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53035	82-6008752
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1997 Annapolis Exchange Pkwy., Suite 300

Annapolis, Maryland  21401

 (Address of principal executive offices)

(410) 972-4713

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into A Material Definitive Agreement

On November 27, 2012, Clean Wind Energy Tower, Inc. (the “Company”) entered into an Investment Agreement (“Investment Agreement”) with Deer Valley Management, LLC (“Investor”).  Pursuant to the Investment Agreement, the Investor has committed to purchase up to $5,000,000 of the Company’s common stock during the period commencing upon the effective date of a registration statement registering the shares of common stock underlying the equity line (the “Equity Line”) and continuing for 36 months.  The number of shares issuable by the Company pursuant to a put notice shall be equal to the dollar amount requested divided by the purchase price which will be equal to a 20% discount to the average of the three lowest closing bid prices during the 10 consecutive trading days prior to a put notice.  Contemporaneously with the execution and delivery of the Investment Agreement, the Company and Investor executed and delivered a Registration Rights Agreement (“Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

The Company may draw on the facility from time to time, as and when it determines appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum amount that the Company is entitled to put to the Investor in any one notice shall be equal to 200% of U.S. dollar trading volume of the Company’s common stock for the 10 trading days immediately prior to the applicable put notice. The Company will not be entitled to put shares to Investor unless (a) there is an effective registration statement under the Securities Act of 1933 to cover the sale of the shares by the Investor, (b) the Company’s common stock continues to be quoted on the OTCBB or the OTC Markets or such other principal market, and (c) the issuance of the shares would not cause Investor’s beneficial ownership to exceed 4.99% of our outstanding shares.

Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to use its best efforts to file a registration statement with the SEC to register the sale to Investor of shares of common stock issued or issuable under the Investment Agreement.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	Investment Agreement dated as of November 27, 2012, by and between Clean Wind Energy Tower, Inc. and Deer Valley Management, LLC.

10.2	Registration Rights Agreement dated as of November 27, 2012, by and between Clean Wind Energy Tower, Inc. and Deer Valley Management, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN WIND ENERGY TOWER, INC.

Date: November 29, 2012	By:	/s/ Ronald W. Pickett
Ronald W. Pickett CEO President and Chairman